As filed with the Securities and Exchange Commission on May 7, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

YAMANA GOLD INC.

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

150 York Street, Suite 1102, Toronto, Ontario M5H 3S5
(Address of Principal Executive Offices, including zip code)

Yamana Gold Inc. Restricted Share Unit Plan

(Full title of the plan)

Meridian Gold Company

9670 Gateway Drive

Suite 200

Reno, Nevada 89521-3952

(775) 850-3777
(Name, address, including zip code, and telephone number,
including area code of agent for service)

Copies To:

Jacqueline A. Jones Yamana Gold Inc. 150 York Street, Suite 1102 Toronto, Ontario M5H 3S5 (416) 815-0220	Adam M. Givertz Shearman & Sterling LLP Commerce Court West Suite 4405, P.O. Box 247 Toronto, Ontario M5L 1E8 (416) 360-8484

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Shares, no par value	19,800,000	$8.52	$168,696,000	$9,413.24

(1)

Represents 19,800,000 Common Shares reserved for issuance under the Yamana Gold Inc. Restricted Share Unit Plan (the “Plan”). In addition, pursuant to Rule 416(a) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional common shares, without par value (the “Common Shares”), of the Registrant which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Plan.

(2)

Estimated pursuant to Rule 457(c) and 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Shares reported on the New York Stock Exchange on May 5, 2009.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.

Plan Information.*

Item 2.

Registrant Information and Employee Plan Annual Information.*

                *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the “Note” to the instructions for Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the “Commission”) by the Registrant, are incorporated by reference as of their respective dates in this Registration Statement:

(a)	The Registrant’s annual report on Form 40-F (No. 001-31880) as filed with the Commission on March 31, 2009.

(b)

All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s document referred to in (a) above.

(c)

The description of the Registrant’s Common Shares set forth in the Registrant’s Registration Statement on Form 8-A (No. 001-31880), as filed with the Commission on January 8, 2007, with any amendment or report filed for purpose of updating such description.

(d)

The Registrant’s report on Form 6-K furnished to the Commission on April 9, 2009 and on May 5, 2009 (including its Management’s Discussion and Analysis of Operations and Financial Condition for the first quarter ended March 31, 2009 and its unaudited financial statements as of and for the three months ended March 31, 2009).

All documents subsequently filed or furnished by the Registrant to the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, if and to the extent expressly provided for in such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.

Description of Securities.

Not required.

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Item 5.

Interests of Named Experts and Counsel.

The following table identifies the experts who have been granted restricted share units and sets forth the number of such units, as of the date hereof, under the Plan:

Evandro Cintra	30,450
Renato Petter	10,581
William Wulftange	7,460
Greg Walker	6,910

In addition, the foregoing experts, as well as Marco Antonio Sironvalle, are eligible to receive grants under the Plan in the future.

Item 6.

Indemnification of Directors and Officers.

Under the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful. The indemnification may be made in connection with a derivative action only with court approval. The aforementioned individuals are entitled to indemnification from the Registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.  The Registrant may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.

The by-laws of the Registrant provide that, subject to the CBCA, the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other action or proceeding to which he or she was involved because of that association with the Registrant or other entity, if he or she acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

The by-laws of the Registrant provide that the Registrant may, subject to the CBCA, purchase and maintain insurance for the benefit of any director, officer, or certain other persons as set out above, against any liability incurred by him or her in his or her capacity as a director or officer of the Registrant or an individual acting in a similar capacity of the Registrant or of another body corporate where he or she acts or acted in that capacity at the Registrant’s request.  The Registrant has purchased third party director and officer liability insurance.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.

Exemption from Registration Claimed.

Not applicable.

Item 8.

Exhibits.

See attached Exhibit list.

Item 9.

Undertakings.

(a)                                          The undersigned Registrant hereby undertakes:

(1)                                          to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                             to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                          to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)                                       to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)                                          that, for the purpose of determining any liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)                                          to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses

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incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario on the 7th day of May 2009.

Yamana Gold Inc.

/s/ Jacqueline A. Jones
Jacqueline A. Jones
Senior Vice President, Legal, General Counsel and
Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Peter Marrone, Charles Main and Jacqueline A. Jones his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ Peter Marrone	Director, Chairman and Chief Executive Officer	May 7, 2009
Peter Marrone	(Principal Executive Officer)

/s/ Charles Main	Senior Vice President, Finance and	May 7, 2009
Charles Main	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Antenor Silva	Director and President	May 7, 2009
Antenor Silva

/s/ Juvenal Mesquita Filho	Director	May 7, 2009
Juvenal Mesquita Filho

/s/ John Begeman	Director	May 7, 2009
John Begeman

/s/ C. Nigel Lees	Director	May 7, 2009
C. Nigel Lees

/s/ Dino Titaro	Director	May 7, 2009
Dino Titaro

/s/ Patrick Mars	Director	May 7, 2009
Patrick Mars

/s/ Robert A. Horn	Director	May 7, 2009
Robert A. Horn

/s/ Richard P. Graff	Director	May 7, 2009
Richard P. Graff

/s/ Carl L. Renzoni	Director	May 7, 2009
Carl L. Renzoni

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Yamana Gold Inc. in the United States on May 7, 2009.

MERIDIAN GOLD COMPANY

By:	/s/ Jacqueline A. Jones
Name: Jacqueline A. Jones
Title: Vice President and Secretary

EXHIBIT INDEX

Number	Title of Exhibit
4.1	Articles of Amalgamation (incorporated herein by reference to the Registrant’s Registration Statement on Form 8-A (No. 001-31880), filed with the Commission on December 2, 2003)

4.2	By-Laws (incorporated herein by reference to the Registrant’s Registration Statement on Form 8-A (No. 001-31880), filed with the Commission on December 2, 2003)

*4.3	Yamana Gold Inc. Restricted Share Unit Plan

*5.1	Opinion of Cassels Brock & Blackwell LLP regarding the validity of the common shares being registered

*23.1	Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants

23.2	Consent of Cassels Brock & Blackwell LLP (contained in its opinion filed as Exhibit 5.1)

*23.3	Consent of Renato Petter

*23.4	Consent of Evandro Cintra

*23.5	Consent of Enrique Munoz Gonzalez

*23.6	Consent of Marco Antonio Alfaro Sironvalle

*23.7	Consent of Mario E. Rossi

*23.8	Consent of Rogerio Moreno

*23.9	Consent of Ronald G. Simpson

*23.10	Consent of Pamela L. De Mark

*23.11	Consent of Greg Walker

*23.12	Consent of William H. Wulftange

*23.13	Consent of Chester M. Moore

*23.14	Consent of Julio Bruna Novillo

*23.15	Consent of Neil B. Prenn

*23.16	Consent of James L. Pearson

*23.17	Consent of David W. Rennie

*23.18	Consent of Hrayr Agnerian

*23.19	Consent of Normand L. Lecuyer

*23.20	Consent of Homero Delboni

Number	Title of Exhibit

*23.21	Consent of Robin J. Young

24.1	Power of Attorney (included on signature page of this Registration Statement on Form S-8).

*  Filed herewith.